                                 Exhibit 10.17
                                 -------------

                                   LOANS BY
                                  --------

                          M&I MARSHALL & ILSLEY BANK,
                          ---------------------------
                                NBD BANK, N.A.
                                --------------
                                      AND
                                      ---
                        WACHOVIA BANK OF GEORGIA, N.A.
                        ------------------------------
                                      TO
                                      --
                          MARQUETTE ELECTRONICS, INC.
                          ---------------------------


                               December 12, 1995

                                   LOANS BY
                                   --------
                          M&I MARSHALL & ILSLEY BANK,
                          ---------------------------
                                NBD BANK, N.A.
                                --------------
                                      AND
                                      ---
                        WACHOVIA BANK OF GEORGIA, N.A.
                        ------------------------------
                                      TO
                                      --
                          MARQUETTE ELECTRONICS, INC.
                          ---------------------------

                               December l2, l995


                               Closing Documents
                               -----------------

Document                                                        Tab No.
- --------                                                        -------
Loan Agreement                                                     l

Schedules and Exhibits to Loan Agreement:                          2

     Exhibit A-l - Term Note (M&I Marshall & Ilsley Bank)
     Exhibit A-2 - Term Note (NBD Bank)
     Exhibit A-3 - Term Note (Wachovia Bank of Georgia,
                   N.A.)
     Exhibit B   - Officer's Certificate
     Exhibit C   - Borrower's Counsel Opinion

     Schedule 3  - Liens
     Schedule 4  - Subsidiaries


Term Note payable to M&I Marshall & Ilsley Bank in the             3
  principal amount of $30,000,000

Term Note payable to NBD Bank in the principal                     4
  amount of $30,000,000

Term Note payable to Wachovia Bank of Georgia, N.A.                5
  in the principal amount of $30,000,000

Second Amended and Restated Promissory Note Payable                6
  to M&I Marshall & Ilsley Bank in the principal
  amount of $20,000,000

Certified Borrowing Resolutions                                    7

Certificate as to Incumbency                                       8

Certificate as to Articles of Incorporation and By-laws            9


Certificate of Status from Secretary of State of                   10
  Wisconsin

Borrower's Counsel Opinion                                         ll

Amendment to Loan Agreement dated May 31,1994 among                12
  M&I Marshall & Ilsley Bank, NBD Bank and Marquette
  Electronics, Inc.

_______________________________________________________________________________


                                LOAN AGREEMENT

                                 By and Among

                          MARQUETTE ELECTRONICS, INC.

                                      and

                          M&I MARSHALL & ILSLEY BANK,

                                   NBD BANK

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.

                                  Dated as of

                              December 12, 1995


_______________________________________________________________________________



                                                        Godfrey & Kahn, S.C.
                                                        780 N. Water Street
                                                        Milwaukee, WI 53202

                                                        (414) 273-3500

                                LOAN AGREEMENT
                                --------------

     THIS AGREEMENT is made as of the 12th day of December 1995, by and among MARQUETTE ELECTRONICS, INC., a Wisconsin corporation ("Borrower"), and M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I"), NBD BANK, a Michigan banking corporation (formerly known as NBD Bank, N.A.) ("NBD") and WACHOVIA BANK OF GEORGIA, N.A., a national banking association ("Wachovia") (collectively, the "Banks" and individually, a "Bank"). Unless otherwise indicated herein, capitalized terms shall have the meanings set forth in Section 9 hereof.

                                  WITNESSETH:

     WHEREAS, Borrower is seeking to acquire all of the outstanding capital stock of E for M Corporation, a Delaware corporation ("E for M"), pursuant to the terms of a certain Agreement and Plan of Merger dated as of November 5, 1995 by and among Borrower, E for M and Marquette Sub Corp., a Delaware corporation and wholly-owned subsidiary of Borrower ("Sub Corp") (the "Acquisition"); and

     WHEREAS, Borrower has requested that the Banks make the Term Loans (as defined below) in the aggregate principal amount of $90,000,000, the proceeds of which will be used to fund all or a portion of the purchase price for the Acquisition; and

     WHEREAS, the Banks are willing to make the Term Loans to Borrower but only on the terms and conditions hereinafter set forth and in reliance on the representations and warranties of Borrower herein contained.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. Term Loans. M&I agrees to make a Term Loan to the Borrower in the amount of $30,000,000 (the "M&I Term Loan"), NBD agrees to make a Term Loan to the Borrower in the amount of $30,000,000 (the "NBD Term Loan") and Wachovia agrees to make a Term Loan to the Borrower in the amount of $30,000,000 (the "Wachovia Term Loan"), all on the terms and conditions hereinafter set forth in this Agreement. The M&I Term Loan, the NBD Term Loan and the Wachovia Term Loan are hereinafter collectively referred to as the Term Loans." Each of the Banks agrees that their respective Term Loans may be made in two installments upon request of the Borrower. The Banks shall not be required to make any of the Term Loans (or any portion thereof) on any day which is not a Business Day. The proceeds of the Term Loans shall be used by the Borrower for the purchase of stock of E for M and the payment of the costs and expenses of the Acquisition. Borrower may, at its option, without premium or penalty, prepay the Term Loans in whole or in part, provided that any such prepayments shall be made by Borrower on a prorata basis among the Term Loans, provided, however, that no prepayments of the M&I Term Loan, the NBD Term Loan or the Wachovia Term Loan may be made on any day other than the last day of any Interest Period in effect for the M&I Term Loan, the NBD Term Loan or the Wachovia Term Loan, as the case may be, during the term hereof. Each payment of principal, including any such prepayments, shall be applied to the installments payable under the Term Notes (as defined below) in their order of maturity.

         (a) Interest. Interest shall accrue on the unpaid principal amount of the Term Loans from time to time outstanding during each Interest Period at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus one percent (1.0%). Interest shall be payable in arrears on the last day of each Interest Period during the term hereof and at maturity. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed. M&I is authorized to debit Borrower's account at M&I (Account No. 203491) by the amount of any interest payment which is due to M&I. NBD and Wachovia shall each provide Borrower with a statement of the amount of any interest payment which is due to NBD and to Wachovia, respectively. If all or a portion of the principal amount of any Term Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any overdue principal amount thereof shall bear interest at a rate per annum equal to the M&I Rate plus two percent (2.0%) (the Default Rate"). Any change in the Default Rate resulting from a change in the M&I Rate shall become effective as of the opening of business on the date on which such change in the M&I Rate shall become effective.

         (b) Term Notes. Term Loans made by M&I, NBD and Wachovia, respectively, shall be evidenced by three promissory notes of Borrower (the "Term Notes") substantially in the form of Exhibits A-1, A-2 and A-3 attached hereto, payable to the order of M&I, NBD and Wachovia, respectively, and each representing in the aggregate the obligation of Borrower to pay to M&I, NBD and Wachovia, respectively, the aggregate unpaid principal amount of the Term Loan made by such Bank, with interest thereon as provided in subsection l(a). Each Term Note (i) shall be dated as of the date of this Agreement, (ii) shall be stated to mature on October 31, 2000, and (iii) shall be payable in eight (8) equal installments of principal in the amount of $3,750,000 each on the last day of April and October of each year commencing April 30, 1997.

          (c) Selection of Interest Period. Borrower shall select Interest Periods with respect to each Term Note. Each notice pursuant to which Borrower selects an Interest Period must be received by M&I, NBD or Wachovia, as the case may be, prior to 11:00 a.m. Milwaukee time (i) on the Effective Date with respect to the initial Interest Period or, (ii) with respect to subsequent Interest Periods, three (3) Business Days prior to the last day of the next preceding Interest Period. Each such notice shall be by telephone, telecopy or cable, confirmed immediately in writing, specifying therein the requested Interest Period and shall be irrevocable and binding on Borrower. In the event Borrower fails to provide notice of its selection of an Interest Period, the Interest Period which Borrower failed to select shall automatically be one month. Following receipt of Borrower's notice of its selection of an Interest Period, each Bank shall notify Borrower as soon as practicable of its determination of the LIBOR Rate for such Interest Period.

     2. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the loans herein provided for, and in recognition of the fact that the Banks are acting in reliance thereupon, Borrower hereby covenants, represents and warrants as follows:

          (a) Corporate Existence; Corporate Power. Borrower and the Significant Subsidiaries are each corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation and are duly authorized under all applicable provisions of law to carry on their businesses as presently conducted. Borrower and the Significant Subsidiaries are each duly qualified as foreign corporations and are in good standing under the laws of each jurisdiction where their ownership, lease or operation of their respective properties or the conduct of their respective businesses requires such qualification and the failure to so qualify either individually or in the aggregate would have a material adverse effect on Borrower's or any Significant Subsidiary's financial condition or the conduct of their respective businesses. Borrower has the corporate power and authority to enter into, deliver, issue and perform all of its obligations under this Agreement and the Term Notes and to borrow hereunder.

          (b) No Legal Bar; Enforceable Obligations. The execution, delivery and performance of this Agreement, the Term Notes, and any other agreement, certificate or instrument delivered by Borrower to Banks in connection with this Agreement, prospective borrowings hereunder and use of the proceeds thereof by Borrower (i) have been duly authorized by all necessary corporate action, (ii) are not in violation of or in contravention of any provisions of the Articles of Incorporation and By-Laws of Borrower, (iii) will not violate any indenture, contract or agreement to which Borrower is a party or to which it is subject or any statute, rule or regulation binding upon Borrower, (iv) will not require any consent or approval of Borrower's stockholders and (v) will not result in, or require, the creation or imposition of any Lien on any of Borrower's properties or revenues pursuant to any requirement of law or contractual obligation of Borrower except as provided in this Agreement. This Agreement, the Term Notes and any other agreement, certificate or instrument delivered by Borrower to Banks in connection with this Agreement when duly executed and delivered on behalf of the Borrower will constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

          (c) Litigation. Neither Borrower nor either of the Significant Subsidiaries is a party to any litigation or administrative proceedings, nor so far as it is known by Borrower is any litigation or administrative proceeding threatened against it or either of the Significant Subsidiaries which litigation or administrative proceedings, existing or threatened, would, if adversely determined, cause any material adverse change in Borrower's financial condition or in the conduct of the Borrower's or either of the Significant Subsidiaries' businesses.

          (d) Financial Condition. All copies of financial statements, documents, contracts, agreements and assignments which Borrower has furnished to Banks are true and correct in all material respects. There has been no material change in the property or business operations of Borrower or either of the Significant Subsidiaries since the date of the last financial statements delivered to Banks, except pursuant to the conduct of their ordinary business, and except as shall have been disclosed in writing by Borrower to Banks prior to the date of the execution of this Agreement.

         (e) Taxes. Borrower and each of the Significant Subsidiaries have paid all federal, state and local taxes which are required to be paid by them (except for taxes being contested in good faith by appropriate proceedings and as to which reserves have been established by Borrower or either of the Significant Subsidiaries, as the case may be, in accordance with GAAP consistently applied, which reserves are set forth in Borrower's or the Significant Subsidiaries, financial statements).

         (f) Securities Laws; Investment Company Act; Board Regulations. Borrower and each of the Significant Subsidiaries have filed and will file when due all statements, if any, which it may be required to file under the provisions of any state or federal securities laws or regulations. Neither Borrower nor either of the Significant Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, nor is Borrower or either of the Significant Subsidiaries engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect.

         (g) Ownership of Property. Borrower and each of the Significant Subsidiaries own all of their assets that appear on their respective balance sheets free and clear of any Liens, except as previously disclosed in writing by Borrower or the Significant Subsidiaries to the Banks prior to the date hereof and except for financing leases referred to in Borrower's or the Significant Subsidiaries' financial statements.

         (h) Compliance with Laws. Borrower and each of the Significant Subsidiaries are in compliance in all material respects with all of the requirements of applicable federal, state and local statutes, regulations and ordinances relating to the business operations and the assets of the Borrower and of the Significant Subsidiaries ("requirements of law"), the violation of which could reasonably be expected to materially affect the Borrower on a Consolidated basis.

         (i) Environmental Matters. Borrower's and the Significant Subsidiaries' operations (a) are in compliance in all material respects with all of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("environmental laws"), and (b) are not the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment which could reasonably be expected to materially affect the Borrower on a consolidated basis. Borrower has not received any notice or claim to the effect that Borrower is or may be liable to any Person (including, without limitation, any individual or government, whether national, federal, state, county, city or municipal) as a result of the release of any toxic or hazardous waste or substance into the environment which could reasonably be expected to materially affect the Borrower. Borrower and each of the Significant Subsidiaries have all permits, licenses and approvals required under all applicable environmental laws and have paid all fees relating thereto and are in compliance with all terms and conditions thereof.

              (j) ERISA. All Plans maintained by Borrower and the Significant Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. Neither Borrower nor either of the Significant Subsidiaries has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA in connection with any Plan. There has been no "reportable event" within the meaning of Section 4034(b) of ERISA for any Plan the occurrence of which would have a material adverse effect on Borrower or the Significant Subsidiaries, nor has Borrower or either of the Significant Subsidiaries incurred any material liability to the Pension Benefit Guaranty Corporation.

         3. Affirmative Covenants of Borrower. Borrower covenants and agrees that so long as any Term Note remains outstanding and unpaid or any amount is owed to any one or more of the Banks, Borrower shall:

         (a) Financial Statements. Deliver to each Bank:

             (i) as soon as practicable and in any event within 30 days after the end of each fiscal quarter, consolidated statements of earnings and a statement of cash flows of the Borrower for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of Borrower as at the end of such fiscal quarter, all in reasonable detail and certified by an authorized financial officer of Borrower, subject to changes resulting from year-end adjustments;

             (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a statement of earnings, reconciliation of retained earnings, a statement of cash flows and a balance sheet of Borrower as at the end of such year, each prepared on a consolidated and consolidating basis, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and accompanied by an opinion of independent public accountants of recognized standing selected by Borrower which opinion shall be without qualification as to the compliance of such statements and the balance sheet with GAAP;

             (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

             (iv) promptly upon receipt thereof, a copy of all other reports submitted to Borrower or either of the Significant Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or either of the Significant Subsidiaries;

             (v) Each Bank may at any time, and without notice to or consent of Borrower, deliver to any financial institution which is a participant in or assignee of any portion of the loans which are the subject of this Agreement in accordance with subsection 9(a), below, copies of all financial statements, reports, or any other documents delivered to the Banks hereunder; and

             (vi) with reasonable promptness, such other financial data as the Banks may reasonably request.

         Together with the delivery of the financial statements required by clauses (i) and (ii), above, Borrower will deliver to each of the Banks a completed Officer's Certificate substantially in the form attached hereto as Exhibit B, and together with the delivery of the financial statements required by clause (ii), above, Borrower will deliver to each of the Banks a certifi-
          care of the Borrower's independent public accountants (A) stating that, in making the audit necessary to issue its opinions with respect to such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof and (B) stating that Borrower has, during the applicable period, observed or performed the covenants set forth in subsections 4(a), 4(b) and 4(c), below, and showing in detail the calculations supporting such statement. Borrower also covenants that forthwith upon the President or Chief Financial Officer of Borrower obtaining knowledge of an Event of Default or Default, it will deliver to the Banks an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto. Any management letters or other material non-public financial information provided to the Banks by Borrower pursuant to this Agreement shall be used only by the Banks, their respective employees, agents and representatives, and their respective accountants and auditors in connection with the administration of this Agreement and the indebtedness hereunder, and otherwise shall be held in confidence; provided, however, that nothing herein contained shall be deemed to prohibit any disclosure to regulatory or governmental authorities required by applicable law, regulation or order.

                (b) Books and Records; Inspection of Property. Keep, and cause each Significant Subsidiary to keep, proper books of record and account; permit any person designated by the Banks to visit and inspect any of the properties of Borrower or either of the Significant Subsidiaries, to examine the corporate books and financial records of Borrower or either of the Significant Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower or the Significant Subsidiaries with the principal officers of Borrower or the Significant Subsidiaries, all at such reasonable times and as often as the Banks may reasonably request.

                (c) Maintenance of Property Insurance. Keep, and cause the Significant Subsidiaries to keep, its properties, whether owned or leased, in good condition, repair and working order, other than property no longer deemed by Borrower or either of the Significant Subsidiaries necessary for the conduct of their respective businesses; maintain and cause the Significant Subsidiaries to maintain, purchased insur-ance or self-insurance reserves in such amounts and against such liabilities and hazards as customarily are maintained by other companies operating similar businesses and together with each delivery of financial statements under clause (ii) of subsection 3(a) it will, upon the Banks' request, deliver an Officer's Certificate specifying the details of such insurance in effect.

                (d) Taxes. Pay and discharge and cause the Significant Subsidiaries to pay and discharge all lawful taxes, assessments and governmental charges upon them or against their respective properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes are contested in good faith and by appropriate proceedings and Borrower has established appropriate reserves for the payment of such taxes in accordance with GAAP.

                (e) Compliance with Laws. Timely comply in all material respects with all requirements of law, maintain its corporate existence and preserve and keep in full force and effect its rights and franchises necessary to continue its business.

                (f) Compliance with Environmental Laws. Timely comply in all material respects with all of the requirements of applicable environmental laws and maintain and comply with the terms and conditions of all permits, licenses and approvals required under applicable environmental laws; promptly following Borrower learning of the following, deliver written notice to each of the Banks of any pending or threatened litigation or administrative proceeding alleging any violation of environmental laws.

            4. Neqative Covenants. Borrower covenants and agrees that so long as any Term Note remains outstanding and unpaid or any amount is owed to any one or more of the Banks, Borrower shall not, directly or indirectly:

                (a) Tangible Net Worth. Permit Tangible Net Worth at any time to be less than $72,000,000 plus, on a cumulative basis from and after the last day of each fiscal year commencing April 30, 1996, fifty percent (50%) of Net Earnings during the prior fiscal year, provided, however, that for any fiscal year in which Net Earnings for the prior fiscal year is a negative amount, the minimum Tangible Net Worth shall be equal to the minimum Tangible Net Worth for such prior fiscal year.

          (b) Total Liabilities to Tangible Net Worth. Permit the ratio of Total Liabilities to Tangible Net Worth at any time during each of the fiscal years set forth below to exceed the ratios set forth opposite each such fiscal year:

                                             Maximum Total Liabilities
                    Fiscal Year                 to Tanqible Net Worth
                    -----------              -------------------------

        Fiscal year ending April 30, 1996            4.00 to 1
        Fiscal year ending April 30, 1997            3.75 to 1
        Fiscal year ending April 30, 1998            3.50 to 1
        Fiscal year ending April 30, 1999            3.25 to 1
        Fiscal year ending April 30, 2000            3.00 to 1
        Fiscal year ending April 30, 2001            2.75 to 1

          (c) Interest Charge Coverage. Permit the Interest Charge Coverage Ratio for any twelve (12) month period ending as of the end of any fiscal quarter ending on and after July 31, 1996 to be less than 3.0 to 1.0.

          (d) Liens. Create, assume or suffer to exist or permit the Significant Subsidiaries to create or suffer to exist, any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, except:

               (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

               (ii) Other Liens incidental to the conduct of its or either of the Significant Subsidiaries' respective businesses or the ownership of its or either of the Significant Subsidiaries' respective property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its or either of the Significant Subsidiaries' respective businesses;

                (iii) Liens presently existing that are described in Schedule 1 hereto;

                (iv) Liens in connection with Capital Lease Obligations to the extent permitted pursuant to subsection 4(e)(iii), below;

          (v) Liens on life insurance policies owned by Borrower or either of the Significant Subsidiaries securing policy loans obtained from the insurers under such policies, provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) neither Borrower nor the Significant Subsidiaries shall incur any liability to repay any such loan;

          (vi) Other Liens placed upon property being acquired by Borrower or either of the Significant Subsidiaries to secure a portion of the purchase price thereof other than Liens securing Funded Debt permitted by clause
    (iii) of subsection 4(e); and

          (vii) Other Liens; provided the aggregate principal amount of indebtedness secured by such Liens and incurred by Borrower and the Significant Subsidiaries shall not exceed $3,000,000 in the aggregate at any time outstanding.

     (e) Funded Debt. Create, incur, assume or suffer to exist or permit the Significant Subsidiaries to create, incur, assume or suffer to exist, any Funded Debt, except:

          (i)   Funded Debt represented by the Term Notes;

          (ii) Funded Debt of Borrower represented by the M&I Revolver Note and the Existing Term Notes;

          (iii) Capital Lease Obligations pursuant to which the Borrower and the Significant Subsidiaries are not obligated to pay more than $1,000,000 in the aggregate during any fiscal year during the term hereof; and

          (iv) other Funded Debt of Borrower and the Significant Subsidiaries not exceeding an aggregate principal amount of $3,000,000 at any time outstanding.

     (f) Loans, Advances, Investments and Contingent Liabilities. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or, other than in connection with the Acquisition or investments in stock or securities owned by Borrower as of the date hereof, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower may:

                (i) acquire and own stock or other equity securities of its subsidiaries in the amounts set forth on Schedule 2 hereto;

                (ii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower;

                (iii) own, purchase or acquire (A) commercial paper having the highest rating of either Standard & Poor's Corporation or Moody's Investors Services, Inc. (or unrated commercial paper issued by corporate obligors which support the issuance of such commercial paper through the availability of a line of credit provided by a United States commercial bank having capital resources in excess of $50,000,000) and due within one year from the date of purchase, (B) certificates of deposit due within one year from the date of purchase and issued by M&I, NBD or Wachovia, (C) bank repurchase agreements offered by M&I, NBD or Wachovia, (D) obligations tions of the United States Government or any agency thereof, and obligations guaranteed by the United States Government and (E) shares in a money market mutual fund or a tax exempt mutual fund offered through M&I's Investment Department;

                (iv) endorse negotiable instruments for collection in the ordinary course of business;

                (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

                (vi) guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any other person if (A) Borrower shall be and remain at all times in compliance with subsections 4(a), 4(b) and 4(c) and (B) the aggregate amount of such guarantees, endorsements or contingent liabilities does not exceed $10,000,000 at any time outstanding; and

                (vii) make or permit to remain outstanding loans and advances to the Significant Subsidiaries provided such loans and advances are made in the ordinary course of Borrower's business.

               (g) Merger and Sale of Assets. Except in connection with the Acquisition, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets, or assets which shall have contributed more than ten percent (10%) of Net Earnings for any of the three fiscal years then most recently ended, to any Person.

               (h) Restrictions on Transactions With Stockholders and Affiliates. Directly or indirectly, purchase, acquire or lease any property (other than shares of stock of Borrower) from, or sell, dispose of or lease any property (other than shares of stock of Borrower) to, or otherwise deal with (A) any Substantial Stockholder, (B) any corporation in which a Substantial Stockholder owns 5% or more of the outstanding voting stock, or
     (C) any Affiliate, except:

                      (i) on terms not less favorable to the Borrower than would be usual and customary in similar transactions with non-affiliated persons;

                      (ii) that a Substantial Stockholder may be a director, officer or employee of Borrower and may be paid usual and customary compensation in connection therewith; and

                       (iii) that so long as Marquette Capital Corporation ("MCC") is a corporation described in part B, above, Borrower may lease vehicles from MCC on such terms mutually acceptable to MCC and Borrower.


               (i) Chanqe in Control. Permit any Person or group of Persons acting in concert (other than Affiliates, including without limitation, employee benefit plans, of the Borrower), in one or in a series of transactions, to hereafter acquire more than twenty-five percent (25%) of the Borrower's outstanding voting securities.


                (j) ERISA. (i) Terminate or permit any Significant Subsidiary to terminate any Plan, (ii) engage or permit any Significant Subsidiary to engage in any "prohibited transaction" (as defined in ERISA) or (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in ERISA), if any of the foregoing creates a material risk that the Borrower or a Significant Subsidiary will incur any material liability to the Pension Benefit Guaranty Corporation.

          5. Events of Default. An "Event of Default" shall be deemed to have occurred if:

               (a) Any representation or warranty made by Borrower in this Agreement, or in any certificate of Borrower furnished to Banks hereunder, shall prove to have been incorrect in any material respect as of the time when made.

               (b) If Borrower shall fail to pay any interest or principal on any of the Term Loans when due hereunder or fail to pay when due any principal or interest on any of its other indebtedness to any one or more of the Banks, including, without limitation, the M&I Revolver Note, or either or both of the Existing Term Notes, whether at maturity or by acceleration or otherwise, and such failure shall continue uncured for a period of five (5) days after the applicable due date.

               (c) Borrower shall default in the performance or observance of any covenant or agreement contained in this Agreement or in any other agreement between Borrower and any of the Banks; provided, however, that a breach in the performance or observance of an affirmative covenant or agreement contained in Section 3 of this Agreement shall only constitute a default if the breach remains uncured for a period of thirty (30) days after written notice thereof from Banks to Borrower.

               (d)  Borrower or any Significant Subsidiary shall:

                    (i) Apply for or consent to the appointment of a receiver, trustee or liquidator of Borrower or of all or a substantial part of the assets of borrower;

                    (ii) Be unable to, or admit in writing its inability to, pay its debts as they mature;

                    (iii) Make a general assignment for the benefit of creditors;

                    (iv)  Be adjudicated bankrupt or insolvent;

                    (v) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition filed against Borrower in any bankruptcy, reorganization or insolvency proceeding; or

                        (vi) Take any corporate action for the purpose of effecting any of the foregoing.

                (e) A petition for an order, judgment or decree shall be filed, without the application, approval or consent of Borrower or a Significant Subsidiary, with any court of competent jurisdiction, seeking reorganization of Borrower or such Significant Subsidiary, or the appointment of a receiver, trustee or liquidator of Borrower or such Significant Subsidiary or of all or a substantial part of the assets of Borrower or such Significant Subsidiary, and such petition shall remain undismissed for any period of sixty (60) days.

                (f) Borrower or either of the Significant Subsidiaries shall default in the payment of principal or interest on any obligation for borrowed money in a principal amount greater than or equal to $1,000,000 beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained therein or in any agreement or security interest relating to any such obligation, if the effect of such default is to cause or permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity.

                (g) A final judgment which, together with other outstanding final judgments against it or either of the Significant Subsidiaries, exceeds an aggregate of $1,000,000 shall be entered against Borrower or either of the Significant Subsidiaries and remains outstanding and unsatisfied or unstayed after sixty (60) days from the date of entry thereof, unless an appeal has been taken and perfected within the time provided by law and suitable bond has been provided or other agreement made to stay execution of such judgment.

          6. Rights Upon Default. If any of the Events of Default specified in subsection 5(d) or 5(e) shall occur, the Term Notes and any other amounts owing under this Agreement, the M&I Revolver Note, the Existing Loan Agreement and the Existing Term Notes shall immediately become due and payable. If any other Event of Default shall occur, any Bank may (i) by notice of default to Borrower, declare such Bank's obligations hereunder terminated forthwith, whereupon such obligations shall terminate, and/or (ii) by notice of default to Borrower and to the other Banks, declare such Bank's Term Loan and all amounts owing to such Bank hereunder and under such Bank's Term Note, and to the extent such Bank has any interest therein, under the M&I Revolver

Note and the Existing Term Notes, to be due and payable forthwith, whereupon the same shall become immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and further notice of any kind are hereby expressly waived. Notwithstanding the foregoing, the Banks' obligations to maintain the confidentiality of any nonpublic financial information of Borrower provided to the Banks pursuant to subsection 3(a) of this Agreement shall survive the termination of its other obligations hereunder.

        In the event of any occurrence of any Event of Default, Borrower shall pay all costs and expenses which may be incurred by the Banks with respect thereto and with respect to the collection of any amounts due the Banks pursuant hereto or the enforcement of any provisions hereof, including reasonable attorneys' fees and expenses of litigation, and all such sums shall be and become part of the indebtedness pursuant to this Agreement. In addition to and not in lieu of any other right or remedy they may have at any time, the Banks at any time and from time to time at their election, may (but they shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which Borrower may be required to do or comply with under this Agreement if Borrower shall fail to do so; Borrower shall reimburse the Banks upon demand for any reasonable cost or expense the Banks may pay or incur in such respect, together with interest thereon at a per annum rate equal to the Default Rate from the date of such demand until paid in full. The failure of the Banks at any time or from time to time to exercise any right or remedy, whether arising from or by virtue of any Event of Default or otherwise, shall not constitute a waiver of any such right or remedy and shall not impair the right of Banks to exercise such right or remedy or any other right or remedy thereafter or to insist upon strict performance. No waiver of any right or remedy by the Banks shall be valid or effective unless made in writing and signed by an officer of each Bank. Any effective waiver of any right or remedy shall not be deemed to constitute a waiver of any other right or remedy then existing or which may thereafter arise or accrue. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Upon the occurrence of any Event of Default, and pursuant to the provisions of this Section, any Bank may sue to enforce the obligations of Borrower to such Bank pursuant to this Agreement.

7. Conditions Precedent. This Agreement shall be effective on satisfaction of the conditions set forth below and the Banks shall be under no obligation to make the Term Loans unless the following conditions shall have been satisfied:

              (a) The representations and warranties of Borrower contained herein shall be true at the time of the making of the Term Loans as though such representations and warranties were made at such time.

              (b) Borrower shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

              (c) On the date the Banks make the Term Loans hereunder, Borrower shall have delivered to Banks an opinion in writing of Borrower's legal counsel, which counsel shall be acceptable to Banks, dated on or after the date of this Agreement, with respect to the matters set forth on Exhibit C to this Agreement.

              (d) Borrower shall furnish to the Banks copies of its most recent financial statements prepared in accordance with the provisions of subsection 3(a).

              (e) Borrower shall furnish the Banks with certified resolutions of its Board of Directors authorizing its execution and delivery of this Agreement and the performance of its obligations and covenants contained herein.

              (f) Borrower shall furnish the Banks with a certificate as to (i) the incumbency of the persons authorized to execute this Agreement, the Term Notes, and all other documents to be executed in connection with the transactions which are the subject of this Agreement and (ii) the Borrower's Articles of Incorporation and By-laws, copies of which shall be attached to such certificate.

              (g) Borrower shall furnish the Banks with a Certificate of Status from the Secretary of State of the State of Wisconsin showing the Borrower to be in "active status."

              (h) The Banks shall have received the Term Notes payable to the order of each Bank as appropriate and M&I shall have received the M&I Revolver Note payable to the order of M&I, conforming to the requirements hereof and duly executed by the Borrower.

          8. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

              (a) "Affiliate" shall mean any Person, firm or corporation which, directly or indirectly, controls or is controlled by or is under common control with the Borrower. For the purposes of this definition "control" (including, with the correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, either directly or indirectly, whether through the ownership of voting securities or by contract or otherwise of any Person. In addition, the term "Affiliate" shall be deemed to include the Michael J. Cudahy Revocable Trust created under agreement dated July 24, 1989 and the beneficiaries thereof.

                (b) "Business Day" shall mean any day except a Saturday, Sunday or a day on which commercial banks in Milwaukee, Wisconsin, Detroit, Michigan or Atlanta, Georgia are authorized or required by law to close.

                (c) "Capital Lease Obligations" shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of Borrower in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

                (d) "Contingent Liability" shall mean, as to any Person, any guarantee of indebtedness or any other obligation of any second Person or any assurance with respect to the financial condition of any second Person, whether direct, indirect or contingent, including, without limitation, any purchase or repurchase agreement or other arrangement of whatever nature having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such second Person; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                (e) "Effective Date" shall mean the date on which all of the conditions precedent set forth in Section 7 hereof have been satisfied.

                (f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may, from time to time, be supplemented or amended.

                (g) "Eurodollar Lendinq Office" shall mean, initially, the offices of M&I, NBD or Wachovia, as the case may be, designated as such in subsection 9(e); thereafter, such other office of M&I, NBD or Wachovia, as the case may be, if any, through which the LIBOR Rate is determined as provided herein.

                (h) "Existinq Loan Aqreement" shall mean that certain Loan Agreement by and among Borrower, M&I AND NBD dated May 31, 1994, as amended as of the date hereof, and any further amendments, replacements or renewals thereof.

                (i) "Existinq Term Notes" shall mean the term notes issued by Borrower to M&I and NBD pursuant to the Existing Loan Agreement.

                (j) "Funded Debt" shall mean any obligation payable more than one year from the date of the creation thereof, which under GAAP is shown on the balance sheet as a liability (including, without limitation, Capital Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

                (k) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                (l) "Interest Charge Coverage Ratio" shall mean, for any twelve
     (12) month period, the ratio of (i) the sum of (A) Net Earnings plus (B) all federal, foreign, state and local taxes payable by the Borrower on a consolidated basis with respect to its income for such period plus (C) interest expense payable by the Borrower on a consolidated basis for such period plus (D) all restructuring charges, special charges and write-offs relating to the Acquisition, but only to the extent such charges do not represent cash expenditures; to (ii) interest expense payable by the Borrower on a consolidated basis for such period, all determined in accordance with GAAP on a consolidated basis.

                (m) "Interest Period" shall mean:

                    (i) initially, the period commencing on the Effective Date and ending one month, two months, three months or six months thereafter, as selected by Borrower pursuant to its notice under subsection l(c); and

                    (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period and ending one month, two months, three months or six months thereafter as selected by the Company in its notice pursuant to subsection l(c);

     provided, however, that (A) any Interest Period which commences on the last working day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Working Day of the appropriate subsequent calendar month, (B) each Interest Period which would otherwise end on a day which is not a Working Day shall end on the next succeeding Working Day or, if such next succeeding Working Day falls in the next succeeding calendar month, on the next preceding Working Day, and (C) no Interest Period which would end after the maturity date of the applicable Term Note shall be permitted.

                (n) "LIBOR Rate" shall mean, with respect to each applicable Interest Period, the rate per annum equal to the quotient of (a) the rate at which the Eurodollar Lending Office of M&I, NBD or Wachovia, as the case may be, is offered deposits in dollars two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market as at or about 10:00 a.m., Milwaukee time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the then outstanding principal amount of the M&I Term Loan, the NBD Term Loan and the Wachovia Term Loan, as the case may be, divided by
     (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System (the "Boards") or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of such System (such LIBOR Rate to be adjusted to the next higher 1/100 of one percent).

                (o) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

          (p) "M&I Rate" shall mean the rate per annum publicly announced from time to time by M&I in Milwaukee, Wisconsin as its prime rate. M&I may lend at a rate higher or lower than or the same as its prime rate.

          (g) "M&I Revolver Note" shall mean that certain Second Amended and Restated Promissory Note of Borrower payable to M&I in the stated principal amount of $20,000,000, dated the date hereof, and any amendments, replacements or renewals thereof.

          (r) "Net Earnings" shall mean gross revenues of Borrower less all operating and non-operating expenses of Borrower, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any equity of Borrower in the unremitted earnings of any other corporation, or any earnings of any Person acquired by Borrower through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, all determined in accordance with GAAP on a consolidated basis.

          (s) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (t) "Plan" shall mean as to any Person any pension plan, including a "multi-employer" as defined in Section 4001(a)(3) of ERISA, that is covered by Title IV of ERISA and in respect of which that Person or an Affiliate of that Person is an "employer" as defined in Section 3(5) of ERISA.

          (u) "Significant Subsidiaries" shall mean E for M, which upon completion of this Acquisition shall be a wholly-owned subsidiary of Borrower, and Corometrics Medical Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower.

          (v) "Substantial Stockholder" shall mean (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other

Persons to whom such Person is related by blood, adoption or marriage, stock of Borrower (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (ii) and Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this subsection.

        (w) "Tangible Net Worth" shall mean, as of the time of any determination thereof, the excess of (i) the sum of (A) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (B) the amount of the surplus, whether capital or earned, of Borrower, over (ii) the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges, distribution agreements and other assets properly classified as intangibles on the Borrower's balance sheet; all determined in accordance with GAAP on a consolidated basis consistent with those followed in the preparation of the financial statements of the Borrower referred to in subsection 3(a).

        (x) "Total Liabilities" shall mean the aggregate of all liabilities and reserves of every kind and character of Borrower determined in accordance with GAAP on a consolidated basis consistent with those followed in the preparation of the financial statements referred in subsection 3(a).

        (y) "Working Day" shall mean any day (i) on which dealings in foreign currencies and exchange between banks may be carried on in the place where the Eurodollar Lending Office of M&I, NBD or Wachovia, as the case may be, through which the LIBOR Rate is determined is located and (ii) which is a Business Day.

     9. Miscellaneous
        -------------

        (a) The provisions of this Agreement shall inure to the benefit of and be binding upon any successor to any of the parties hereto and shall extend and be available to any holder of the Term Notes and renewals thereof. Borrower may not assign or otherwise transfer its rights under this Agreement except with the prior written consent of the Banks. None of the Banks shall participate, assign or otherwise transfer any portion of the loans which are the subject of this Agreement or its rights under this Agreement (a "Transfer") to any third party (other than an affiliate of such Bank or its holding company) without the prior written consent of the Borrower. In the event any Bank (the "Transferring Bank") intends to make a Transfer to any third party (other than an affiliate of the Transferring Bank or its holding Company) the Transferring Bank shall provide written notice thereof to the other Banks indicating the principal amount of the loan or loans the Transferring Bank intends to Transfer and the proposed third party transferee. For a period of thirty (30) days from the date of such notice, either of the other Banks, by written notice thereof to the Transferring Bank may elect to require the Transferring Bank to make the intended Transfer to such Bank. Any such election may be made with respect to all or any portion of the principal amount of the loan or loans proposed to be Transferred. If either or both of the other Banks make such an election, the Transferring Bank shall assign and transfer the loan or loans to the electing Bank in accordance with their respective elections or prorata based on the principal amount of loans outstanding held by each such Bank under this Agreement. If neither of the other Banks has exercised such right of first refusal within such 30 day period, the Transferring Bank may, subject to the provisions of this Agreement, make the Transfer for which it has given notice.

        (b) The Banks and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding provisions to any agreements, instruments or other documents hereunder or for the purpose of changing in any manner the rights of the Banks or of the Borrower hereunder, and the Banks may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Banks may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower and the Banks shall be restored to their former position and rights under this Agreement, and any Default or Event of Default waived shall be deemed to be cured and not continuing. However, no waiver of a Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No amendment, supplement, modification, or waiver shall be effective except if in writing and duly executed by both Banks and the Borrower.

       (c) The Borrower's obligations to each Bank are separate and independent obligations, and each Bank shall be entitled to protect its rights hereunder and enforce the obligations of the Borrower to it and it shall not be necessary for any other Bank to be joined as an additional party to any proceeding for such purpose. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity.

           (d) In the event that any date provided herein for any payment by Borrower shall be a Saturday, Sunday, or legal holiday, such payment date shall be deemed to be the next Business Day following such Saturday, Sunday or legal holiday.

           (e) All representations and warranties made herein shall survive the execution and the delivery of the Term Notes or renewals thereof.

           (f) Unless otherwise specified, all notices, requests and demands to be to or upon the respective parties hereto shall be deemed to be effective only if in writing or if given by facsimile transmission, telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, in the case of a delivered notice, when delivered by hand, or, in the case of a mailed notice, when deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, or, in the case of a facsimile transmission, upon acknowledgement of receipt, addressed as follows, or to such other address as may be hereafter specified by the respective parties hereto and any future holders of the Term Notes:

           Borrower:       Marquette Electronics, Inc.
                           8200 West Tower Avenue
                           Milwaukee, WI 53223
                           Attention: Ms. Mary M. Kabacinski
                           Fax: (414) 355-3790

           Banks:          M&I Marshall & Ilsley Bank
                           770 North Water Street
                           Milwaukee, WI  53202
                           Attention:  Mr. John W. Linnen
                           Fax:  (414) 765-7625

                           NDB Bank
                           Corporate Banking Group
                           One NBD Plaza
                           Mount Prospect, IL  60056

                                Attention:  Mr. Frederick J. Crawford
                                Fax:  (708) 506-7799

                                Wachovia Bank of Georgia, N.A.
                                Wachovia Corporate Services
                                191 Peachtree Street, N.E.
                                Atlanta, GA  30303
                                Attention:  Central District Loan
                                Administration Manager

                                With a copy to:

                                Wachovia Bank of Georgia, N.A.
                                Wachovia Corporate Services
                                70 West Madison Street, Suite 2440
                                Chicago, IL  60602
                                Attention:  Ms. D. Kelly Long
                                Fax:  (312) 853-0693

     ; provided that any notice, request or demand upon the Banks pursuant to
     Section 1 hereof shall not be effective until received.

                (g) Borrower shall (i) pay or reimburse Banks for all of their reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, consideration, development, preparation and/or execution of and any amendment, supplement or modification to, this Agreement, the Term Notes or any other document prepared in connection herewith (whether or not any such amendment, supplement or modification is effected or consummated), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Banks, (ii) pay and reimburse Banks for all of their reasonable costs and expenses, including, but not limited to, litigation costs incurred in connection with the enforcement or preservation of any rights or questions arising under this Agreement, the Term Notes or any such other document prepared in connection herewith, including, without limitation, reasonable fees and disbursements of counsel to the Banks, and
     (iii) pay, indemnify and hold the Banks harmless from any and all recording and filing fees and any and all liabilities with respect to or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement or any such other documents. The obligations in this Paragraph shall survive repayment of the Term Notes and all other amounts payable hereunder.

                (h) This Agreement, the Term Notes and all other documents delivered in connection herewith and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Wisconsin. Venue for the settlement of disputes under this Agreement (i) between Borrower and M&I shall be the United States District Court for the Eastern District of Wisconsin or the Circuit Court of Milwaukee County, Wisconsin, (ii) between Borrower and NBD shall be the United States District Court for the Eastern District of Michigan and (iii) between Borrower and Wachovia shall be the United States District Court for the Northern District of Georgia. Borrower consents to the exercise of jurisdiction by these courts and of vesting of venue therein.

                (i) In addition to any of the rights and remedies provided by law, or any other rights or remedies provided for in this Agreement or any document delivered in connection herewith, upon the occurrence of any Event of Default, the Banks are hereby irrevocably authorized, at any time and from time to time without prior notice to Borrower, any such notice being expressly waived by Borrower, to set-off, appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case direct or indirect or contingent or matured or unmatured, at any time held or owing by the Banks to or for the credit of the account of Borrower, or any part thereof, in such amounts as Banks may elect, against and on account of the obligations and liabilities of Borrower to Banks hereunder or under the Term Notes, and claims of every nature and description of Banks against Borrower, whether arising hereunder, under any note or otherwise, that the Banks may elect, whether or not the Banks have made any demand for payment although such obligations, liabilities and claims may be contingent or unmatured.

                (j) If any Bank which has accelerated its Term Note pursuant to the provisions of Section 6 hereof (a "Benefitted Bank") shall at any time receive any payment of all or part of its Term Loan, or interest thereon, (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 6 here-of, or otherwise) in a greater proportion than any such payment to any other Bank which has also accelerated its Term Note and is pursuing enforcement of its Term Note in good faith, if any, in respect of such other Banks' Term Loans, or interest thereon, such Benefitted Bank shall purchase for cash from such other Banks such portion of each such other Bank's Term Loan as shall be necessary to cause such benefitted Bank to share the excess payment ratably with each of such other Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered from such benefitted Bank, or any portion of any Term Note which has been so purchased is thereafter determined by a court of appropriate jurisdiction to be unenforceable or subject to a valid defense, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery or unenforceability or defense together with such other Bank's prorata share of interest in respect of that portion of the purchase price which is returned. The Company agrees that each Bank so purchasing a portion of another Bank's Term Loan may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                (k) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                (l) Any term defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                (m) This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                MARQUETTE ELECTRONICS, INC.


                                BY:  Mary M. Kabacinski
                                     -------------------------------
                                     Mary M. Kabacinski, Vice
                                     President and Treasurer


                                Attest:
                                 /s/ Gordon W. Petersen    Secretary
                                -------------------------------------
                                                             Title

                                M&I MARSHALL & ILSLEY BANK

                                By:
                                     -------------------------------
                                     John W. Linen, Vice President

                                By:
                                     -------------------------------
                                     Brian J. Casper, Vice President


                                NBD BANK

                                By:
                                     ------------------------------
                                     Fred Crawford, Second Vice
                                     President


                                WACHOVIA BANK OF GEORGIA, N.A.

                                By:
                                     -----------------------------
                                     J. Peter Peyton, Senior Vice
                                     President - Group Executive


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